Exhibit 10.2

NVIDIA CORPORATION
CERTIFICATE OF STOCK OPTION GRANT
                                                                                         2007 EQUITY INCENTIVE PLAN

Summary of Grant Award:

Granted to:
Grant Number:
Social Security Number/Global ID:
Grant Date(mm/dd/yyyy):
Expiration Date(mm/dd/yyyy):

Shares Granted:
Grant Price:
Grant Type:

Vesting Schedule:

Date of Vest	Number of Shares Vesting	Vesting in Period

NVIDIA CORPORATION
2007 EQUITY INCENTIVE PLAN

  NONSTATUTORY STOCK OPTION
 (Annual Grant - Board Service)

TERMS and CONDITIONS of STOCK OPTION

This document sets forth the terms of an Option (the “Option”) granted by NVIDIA Corporation, a Delaware corporation (the “Company”), pursuant to its 2007 Equity Incentive Plan (the “Plan”). The Option is evidenced by a Certificate of Stock Option Grant (“Certificate”) displayed on the website of Smith Barney Stock Plan Services or such other third party stock administration provider used by the Company from time to time (the “Website”). The Certificate is hereby incorporated herein by reference, including without limitation the information in the Certificate that specifies the person to whom the Option is granted (“you” or “Grantee”), the specific details of the Option, and your automatic electronic acceptance of the Certificate at the Website.  Defined terms not explicitly defined in this Terms and Conditions of Stock Option but defined in the Plan shall have the same definitions as in the Plan.

The details of your Option are as follows:

1.  The total number of shares of Common Stock subject to this Option is set forth in the Certificate. This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  The exercise price of this Option is set forth on the Certificate, and is equal to the Fair Market Value of the Common Stock on the date of grant of this Option.

3.  Subject to the limitations contained herein, this Option shall vest and be exercisable as follows:

(a)  If you have attended at least seventy-five percent (75%) of the regularly scheduled meetings of the Board held between the date of grant and the two (2)-year anniversary of the date of grant of this Option, then this Option will begin vesting quarterly in equal installments on the two (2)-year anniversary of the date of grant, such that this Option shall be fully vested and exercisable on the three (3)-year anniversary of the date of grant, subject to your Continuous Service.

(b)  If your Continuous Service terminates before the two (2)-year anniversary of the date of grant due to Disability, then this Option shall immediately vest and become exercisable as to that pro rata number of shares subject to the Option determined based on the number of full quarters of Continuous Service between the date of grant and the termination date.

(c)  Unless this Option sooner vests and becomes exercisable as provided in subsections 3(a) or 3(b) above or subsection 3(d) below, and subject to your Continuous Service, this Option shall vest over the four (4)-year period following the date of grant at the rate of thirty percent (30%) of the shares subject to this Option on the three (3)-year anniversary of the date of grant of this Option and seventy percent (70%) of the shares subject to this Option on the four (4)-year anniversary of the date of grant of this Option, such that this entire Option shall be fully vested and exercisable on the four (4)-year anniversary of the date of grant of the Option, subject to your Continuous Service.

(d)  If your Continuous Service terminates at any time as a result of your death, this Option shall be immediately fully vested and exercisable.

(e)  Except as otherwise expressly provided in the Plan (including Section 5(g) thereof), if your Continuous Service terminates for any reason or for no reason, this Option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date that is twelve (12) months following the date of termination.  However, if such termination of Continuous Service is due to your death, or if you die within the period in which this Option would otherwise be exercisable following your termination date, this Option shall terminate to the extent not exercised on the earlier of the Expiration Date or the date that is eighteen (18) months following the date of your death.

4.    (a)  You may exercise this Option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan. You may exercise this Option only for whole shares.

(b)  You may elect to pay the exercise price under one of the following alternatives:

(i)            Payment in cash or check at the time of exercise;

(ii)            Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock subject to this Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions issued by you to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)            Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required at the time of exercise by the Company, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise; or

(iv)     Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

(c)  By accepting this Option, you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company relating to this Option, including any such obligation arising by reason of the vesting or exercise of this Option. Notwithstanding anything to the contrary contained herein, you may not exercise this Option unless the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5.  This Option is not transferable except (i) by will or by the laws of descent and distribution; or (ii) pursuant to a domestic relations order.  You may deliver written notice to the Company, in a form satisfactory to the Company, pursuant to which you designate a third party who, in the event of your death shall have the right to exercise the Option on the terms set forth in this document.  During your life, this Option is exercisable only by you or a transferee satisfying the conditions of this Section 5.  The terms of this Option shall be binding upon the transferees, executors, administrators, heirs, successors, and assigns of the Grantee.  The right of a transferee to exercise the transferred portion of this Option shall terminate in accordance with your right of exercise under Section 3 of this Option.

6.  The term of this Option (“Expiration Date”) is six (6) years measured from the date of grant, subject, however, to earlier termination upon your termination of Continuous Service, as set forth herein and in the Plan.

7.  Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address most recently on file with the Company.

8.  This Option is subject to all the provisions of the Plan, a copy of which is available at the Website, and its provisions are hereby made a part of this Option, including without limitation the provisions of Section 5 of the Plan, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.  This Terms and Conditions of Stock Option sets forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of options previously granted and delivered to you under the Plan (including the Prior Plans).

            IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the Website.

NVIDIA CORPORATION

Jen-Hsun Huang
President and Chief Executive Officer

GRANTEE

(Acceptance designated electronically at the Website.)